Articles of Incorporation
                                       for
                        BEACH BREW BEVERAGE COMPANY, INC.

     Know  all men by  these  presents:  That  the  undersigned,  have  this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes
78.010 to

     Nevada Revised Statutes 78.090 inclusive, as amended, and certify that;

     1. The name of the corporation is BEACH BREW BEVERAGE COMPANY, INC.

     2. Offices for the transaction of any business of the corporation, and where meetings of the board of Directors and Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

     3. The nature of the business is to engage in any lawful activity.

     4. The capital stock shall consist of:

              50,000,000 shares of common stock, $0.001 par value.

     5. The members of the governing board of the corporation shall be styled directors, of which there shall be one or more, with the exact number to be fixed by the by-laws of the corporation, provided the number so fixed by the by-laws may be increased or decreased from time to time. Directors of the corporation need not be stockholders. The FIRST BOARD OF DIRECTORS shall consist of THREE director(s) and the names and addresses are as follows:

     (1) FRANK E. IGO, JR., 1402 WALNUTCREEK DR., ENCINITAS, CA 92024

     (2) BRIAN E. IGO, 361 RANCHO SANTA FE RD., ENCINITAS, CA 92024

     (3) KENNETH M. CLARE, 4698 ALVARADO CANYON RD., SAN DIEGO, CA 92120

     This corporation shall have perpetual existence..

     6. This corporation shall have a President , Secretary, a treasurer, and a resident agent, to be chosen by the Board of Directors. Any person may hold two or more offices.

     7. The Resident Agent of this corporation shall be:

RITE, INC., 1905 S. Eastern Ave., Las Vegas, NV 89104

     8. The stock of this corporation , after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and no individual stockholder shall be liable for the debts and liabilities of tile Corporation. The Articles of Incorporation shall never be amended as to the aforesaid provisions.


     No Director or Officer of this Corporation shall be personally liable to the Corporation or to any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or commission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts of omissions which involve intentional misconduct, firaud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to Such repeal or modification.

                           SIGNATURE OF INCORPORATOR:
                                       FOR

                        BEACH BREW BEVERAGE COMPANY, INC.

     I, the undersigned, being the incorporator for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly have hereunto set my hand this 30th day of October 1997

/s/ Robert Shaw Signature
Robert Shaw,
1905 S. Eastern Ave., Las Vegas, NV 89104

State of Nevada)SS
County of Clark)

On the 30th day of October, 1997, personally known to me to be the person whose names are subscribed to the within document and acknowledged to me that they executed the same in their authorized capacity.


/s/ Dolores Passaretti
Dolores Passaretti
Notary Public
State of Nevada